Exhibit 99.1

Centessa Pharmaceuticals Announces $100 Million Proposed Public Offering of American Depositary Shares

April 23, 2024

BOSTON and LONDON, April 23, 2024 — Centessa Pharmaceuticals plc (Nasdaq: CNTA), a clinical-stage pharmaceutical company that aims to discover and develop medicines that are transformational for patients, today announced that it has commenced an underwritten public offering of $100 million of American Depositary Shares (“ADSs”), each representing one ordinary share. All of the ADSs are being offered by Centessa. In addition, Centessa intends to grant the underwriters a 30-day option to purchase up to an additional $15 million of ADSs offered in the public offering. The proposed offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Goldman Sachs and Leerink Partners are acting as lead joint book-running managers for the proposed offering. Evercore ISI, Guggenheim Securities and BMO Capital Markets are also acting as joint book-running managers for the proposed offering.

The ADSs are being offered pursuant to a registration statement on Form S-3 that was previously filed with, and subsequently declared effective on July 12, 2022 by, the Securities and Exchange Commission (“SEC”). A preliminary prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus relating to the offering, when available, may be obtained from: Goldman Sachs & Co. LLC, Attn: Prospectus Department, 200 West Street, New York, New York 10282, telephone: 1-866-471-2526, email: prospectus-ny@ny.email.gs.com; and Leerink Partners LLC, Syndicate Department, 53 State Street, 40th Floor, Boston, MA 02109, or by telephone at (800) 808-7525 ext. 6105, or by email at syndicate@leerink.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Centessa Pharmaceuticals

Centessa Pharmaceuticals plc is a clinical-stage pharmaceutical company that aims to discover and develop medicines that are transformational for patients. Our programs span discovery-stage to late-stage development and cover a range of high-value indications. We operate with the conviction that each one of our programs has the potential to change the current treatment paradigm and establish a new standard of care.

Forward Looking Statements

This press release contains forward-looking statements. Any such statements in this press release that are not statements of historical fact may be deemed to be forward-looking statements, including those relating to Centessa’s expectations regarding the completion, timing and size of the public offering and its expectations with respect to granting the underwriters a 30-day option to purchase additional shares. Any forward-looking statements in this press release are based on our current expectations, estimates and projections only as of the date of this release and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties related to completion of the proposed public offering on the anticipated terms, or at all, include, but are not limited to, market conditions and the satisfaction of customary closing conditions related to the proposed public offering. Risks concerning our programs and operations are described in additional detail in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and our other reports, which are on file with the U.S. Securities and Exchange Commission (SEC). We explicitly disclaim any obligation to update any forward-looking statements except to the extent required by law.

Contact:

Kristen K. Sheppard, Esq.

SVP of Investor Relations

investors@centessa.com